Exhibit 99.2


                                                                 EXECUTION COPY


                        MORTGAGE LOAN PURCHASE AGREEMENT

          This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated as of June 1, 1999, among Asset Backed Securities Corporation, a Delaware corporation (the "Purchaser"), Long Beach Mortgage Company, a Delaware corporation ("Long Beach") and Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company (the "Seller").

                              PRELIMINARY STATEMENT

          The Seller intends to sell the Home Equity Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Home Equity Loans originated by Long Beach (the "Long Beach Loans") were purchased by the Seller from Long Beach pursuant to a certain Master Loan Purchase Agreement, dated as of September 1, 1998 (the "Purchase Agreement"), among the Seller, as initial purchaser and Long Beach, as seller. The Purchaser intends to deposit the Home Equity Loans into a mortgage pool constituting the trust fund. The trust fund will be evidenced by a single series of asset backed certificates designated as Series 1999-LB1, (the "Certificates"). The Certificates will consist of fifteen classes of certificates, two of which are further divided into two component classes each. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, The Chase Manhattan Bank, as trustee, and Long Beach, as servicer (in such capacity, the "Servicer"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

          The parties hereto agree as follows:

          SECTION 1. AGREEMENT TO PURCHASE.

          (a) The Seller agrees to sell, and the Purchaser agrees to purchase, on or before July 21, 1999 (the "Closing Date"), certain sub-prime residential home equity loans (the "Initial Home Equity Loans"), having an aggregate principal balance as of the close of business on June 1, 1999 (the "Initial Cut-Off Date") of $930,579,359.51 (the "Initial Closing Balance"), after giving effect to all principal payments due on the Home Equity Loans on or before the Initial Cut-Off Date, whether or not received.

          (b) Subject to the conditions set forth in paragraph (c) below, in consideration of the delivery on the related Subsequent Transfer Dates to or upon the order of the Seller of all or a portion of the balance of funds in the Pre-Funding Account and in the Prepaid Home Equity Loan Account, the Seller shall on any Subsequent Transfer Date sell, transfer, convey and assign to the Purchaser, without recourse (but subject to the terms of this Agreement), all right, title and interest of the Seller in and to each Subsequent Home Equity Loan listed on the Schedule of Home Equity Loans delivered on such Subsequent Transfer Date, including its Loan Balance, all items constituting part of the Trust with respect to the Subsequent Home Equity Loans and all collections in respect of such Subsequent Home Equity Loans due after the related Subsequent Cut-Off Date.

          The amount released from the Pre-Funding Account or the Prepaid Home Equity Loan Account, as applicable, shall be one-hundred percent (100%) of the aggregate outstanding principal balances as of the applicable Subsequent Cut-Off Date of the Subsequent Home Equity Loans so transferred.

          (c) Each of the following conditions shall be satisfied on or prior to the related Subsequent Transfer Date:

                    (i) the Seller shall have provided the Trustee and the Certificate Insurer with an Addition Notice not less than 5 Business Days prior to the proposed Subsequent Transfer Date (unless the Trustee and the Certificate Insurer shall agree to a shorter period of time) and shall have provided any information reasonably requested by either of the foregoing with respect to the Subsequent Home Equity Loans;

                    (ii) the Seller shall have executed and delivered a Subsequent Transfer Agreement to the Trustee (substantially in the form of Exhibit D to the Pooling and Servicing Agreement) with all required schedules and exhibits;

                    (iii) the Seller shall have delivered to the Servicer for deposit in the Principal and Interest Account all collections in respect of the Subsequent Home Equity Loans received after the related Subsequent Cut-Off Date;

                    (iv) as of each Subsequent Transfer Date, neither Long Beach nor the Seller is insolvent and neither will become insolvent by such transfer and the Seller and Long Beach are not aware of any pending insolvency;

                    (v) such purchase and sale of Subsequent Home Equity Loans will not result in a material adverse tax consequence to the Trust or the Owners of the Certificates;

                    (vi) with respect to Home Equity Loans to be purchased from the Pre-Funding Account, the Funding Period shall not have terminated and with respect to Home Equity Loans purchased with Prepaid Home Equity Account, the related Subsequent Transfer Date is on or before October 15, 1999;

                    (vii) the Seller shall have delivered to the Trustee and the Certificate Insurer an Officer's Certificate confirming the satisfaction of each condition precedent in this Section 1 and Section
          3.07 of the Pooling and Servicing Agreement and the Certificate Insurer shall have consented to such transfer; and

                    (viii) there shall have been delivered to the Certificate Insurer, the Rating Agencies and the Trustee Opinions of Counsel (or updates thereof) with respect to the transfer of the Subsequent Home Equity Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer, the Rating Agencies and the Trustee on the Closing Date (bankruptcy, perfection, corporate and tax opinions).

          (d) In connection with the transfer and assignment of the Subsequent Home Equity Loans, the Seller agrees to satisfy the obligations set forth in
Section 4 hereof with respect to such Subsequent Home Equity Loans, the Seller shall be deemed to have made the representations and warranties set forth in
Section 5(b) hereof and Section 6 hereof, Long Beach shall be deemed to have made the representations and warranties set forth in Section 5(a) hereof and the Seller shall take the action, if any, required by Section 7 hereof, in each case with respect to the Subsequent Home Equity Loans except that references in said Sections to Initial Home Equity Loans, the Closing Date, this Agreement and the Cut-Off Date shall refer to the applicable Subsequent Home Equity Loans, Subsequent Transfer Date, Subsequent Transfer Agreement and Subsequent Cut-Off Date, respectively.

          SECTION 2. SCHEDULE OF HOME EQUITY LOANS. The Purchaser and the Seller have agreed upon which of the Home Equity Loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement on the Closing Date and the Seller will prepare or cause to be prepared on or prior to the Closing Date a schedule (the "Closing Schedule") that together shall describe such Initial Home Equity Loans and set forth all of the Initial Home Equity Loans to be purchased under this Agreement. On or prior to each Subsequent Transfer Date, the Seller will prepare or cause to be prepared a schedule (each a "Subsequent Schedule") of the Subsequent Home Equity Loans to be transferred to the Purchaser on the related Subsequent Transfer Date. The Closing Schedule and each Subsequent Schedule will conform to the requirements set forth in this Agreement and in the definition of "Schedule of Home Equity Loans" under the Pooling and Servicing Agreement. The Closing Schedule and each Subsequent Schedule shall be used as the Schedule of Home Equity Loans under the Pooling and Servicing Agreement.

          SECTION 3. CONSIDERATION.

          (a) In consideration for the Initial Home Equity Loans to be purchased hereunder on the Closing Date, the Purchaser shall, as described in Section 8, pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to approximately 100.74% times the Closing Balance, plus accrued interest thereon from the Cut-Off Date up to but not including the Closing Date.

          (b) The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Initial Cut-Off Date or Subsequent Cut-Off Date, as applicable, all other payments of principal due and collected after the Initial Cut-Off Date or the related Subsequent Cut-Off Date and all payments of interest due and collected after July 1, 1999 with respect to the Initial Home Equity Loans or the related Subsequent Cut-Off Date with respect to the Subsequent Home Equity Loans. All scheduled payments of principal due on or before the Initial Cut-Off Date or the related Subsequent Cut-Off Date, as applicable shall belong to the Seller. All scheduled payments of interest due on or before July 1, 1999 or the related Subsequent Cut-Off Date, as applicable shall belong to the Seller.

          (c) Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Home Equity Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

          SECTION 4. TRANSFER OF THE HOME EQUITY LOANS.

          (a) POSSESSION OF FILES. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Initial Home Equity Loans. On each Subsequent Transfer Date the Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Subsequent Home Equity Loans, the contents of each File relating to Home Equity Loans not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date or Subsequent Transfer Date, as applicable, which shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser and immediately transferred to the Trustee. Upon the sale of the Home Equity Loans the ownership of each Note, the related Mortgage and the other contents of the related File is vested in the Purchaser and the ownership of all records and documents with respect to the related Home Equity Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

          (b) DELIVERY OF HOME EQUITY LOAN DOCUMENTS. The Seller will, on or prior to the Closing Date or Subsequent Transfer Date, as applicable, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser for each Home Equity Loan each of the documents listed in
Section 3.05(b)(i) through (iii) of the Pooling and Servicing Agreement.

          (c) ACCEPTANCE OF HOME EQUITY LOANS. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before, on and after the Closing Date or Subsequent Transfer Date, as applicable in accordance with
Section 3.06 of the Pooling and Servicing Agreement to ascertain that all required documents have been executed and received and that such documents relate to the Home Equity Loans identified on the Schedule of Home Equity Loans.

          (d) TRANSFER OF INTEREST IN AGREEMENTS. The Purchaser has the right to assign its interest under this Agreement, in whole or in part (except for Section 17 hereof), to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller or Long Beach, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller or Long Beach under this Agreement will be promptly reimbursed by the Seller or Long Beach, as applicable.

          (e) INCORPORATION BY REFERENCE. Long Beach and the Seller hereby agree to fulfill each and every obligation to repurchase, substitute, deliver and record, as and to the extent required of Long Beach or the Seller by Section 3.04, Section 3.05, Section 3.06 and Section 3.09 of the Pooling and Servicing Agreement, which obligations are incorporated by reference herein as if fully stated herein.

          SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER AND LONG BEACH.

          (a) Long Beach hereby represents and warrants to the Seller and the Purchaser, as of the date hereof, and as of the Closing Date, and covenants, that:

               (i) Long Beach is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Long Beach in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Home Equity Loan and to service the Home Equity Loans in accordance with the terms of the Pooling and Servicing Agreement;

               (ii) Long Beach had the full corporate power and authority to originate, hold and sell each Long Beach Loan and has the full corporate power and authority to service each Home Equity Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of Long Beach the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser and the Seller, constitutes a legal, valid and binding obligation of Long Beach, enforceable against Long Beach in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

               (iii) The sale of the Long Beach Loans by Long Beach to the Seller under the Purchase Agreement, the execution and delivery of this Agreement by Long Beach, the servicing of the Home Equity Loans by Long Beach under the Pooling and Servicing Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Long Beach and will not
(A) result in a breach of any term or provision of the charter or by-laws of Long Beach or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Long Beach is a party or by which it may be bound, or any statute, order or regulation applicable to Long Beach of any court, regulatory body, administrative agency or governmental body having jurisdiction over Long Beach; and Long Beach is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Long Beach's knowledge, would in the future materially and adversely affect, (x) the ability of Long Beach to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of Long Beach taken as a whole;

               (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Long Beach of, or compliance by Long Beach with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Long Beach has obtained the same provided that Long Beach makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates;

               (v) Long Beach is an approved seller/servicer for FNMA in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

               (vi) No litigation or proceeding is pending or, to the best of Long Beach's knowledge, threatened against Long Beach that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Long Beach to service the Home Equity Loans or to perform any of its other obligations hereunder in accordance with the terms hereof or would result in a material adverse change in the financial or operating condition of Long Beach; and

               (vii) Long Beach (A) is a solvent entity and is paying its debts as they become due and (B) after giving effect to the transfer of the Home Equity Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due.

          (b) The Seller hereby represents and warrants, as of the date hereof and as of the Closing Date and as of each Subsequent Transfer Date, and covenants, that:

               (i) The Seller is a limited liability company, duly organized under the laws of the State of Delaware with full power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller had the full corporate power and authority to acquire the Home Equity Loans. The Seller has the full corporate power and authority to own the Home Equity Loans and to transfer and convey the Home Equity Loans to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement;

               (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, all requisite action having been taken, and (assuming the due authorization, execution and delivery hereof by the Purchaser and Long Beach) constitutes the valid, legal and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, (B) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities;

               (iii) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates;

               (iv) No certificate of an officer, statement or other information furnished in writing or report delivered by the Seller to the Purchaser, any affiliate of the Purchaser, the Certificate Insurer or the Trustee for use in connection with the purchase of the Home Equity Loans and the transactions contemplated hereunder and under the Pooling and Servicing Agreement will contain any untrue statement of a material fact, or omit a material fact necessary to make the information, certificate, statement or report not misleading in any material respect.

               (v) Neither the sale of the Home Equity Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the formation documents of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property or results or will result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Home Equity Loans or any documents or instruments evidencing or securing the Home Equity Loans;

               (vi) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Initial Home Equity Loans;

               (vii) There is no litigation or proceedings currently pending or, to the best of the Seller's knowledge, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Home Equity Loans, the issuance of the Certificates, the execution, delivery, performance or enforceability of this Agreement or that would result in a material adverse change in the financial condition of the Seller;

               (viii) Each Note, each Mortgage, each assignment of mortgage and any other document required to be delivered by or on behalf of the Seller under this Agreement or the Pooling and Servicing Agreement to the Purchaser or any assignee, transferee or designee of the Purchaser for each Home Equity Loan has been or will be, in accordance with Section 4(b) hereof, delivered to the Purchaser or any such assignee, transferee or designee. With respect to each Home Equity Loan, the Seller is in possession of a complete File in compliance with the Pooling and Servicing Agreement, except for such documents that have been delivered (1) to the Purchaser or any assignee, transferee or designee of the Purchaser or (2) for recording to the appropriate public recording office and have not yet been returned;

               (ix) The transfer, assignment and conveyance of the Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

               (x) The Seller (A) is a solvent entity and is paying its debts as they become due and (B) after giving effect to the transfer of the Home Equity Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due;

               (xi) The form of endorsement of each Note satisfied or will satisfy the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Note; and each assignment of mortgage to be delivered hereunder is or will be in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that assignment of mortgage relates;

               (xii) The transfer of the Home Equity Loans to the Purchaser on the Closing Date or the applicable Subsequent Transfer Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets; and

               (xiii) Immediately prior to the sale of the Home Equity Loans to the Purchaser as herein contemplated and in any Subsequent Transfer Agreement, as applicable, the Seller had good title to, and was the sole owner of, the Home Equity Loans, and such sale will validly transfer the Home Equity Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest and upon transfer of the Home Equity Loans by the Purchaser to the Trustee as provided in the Pooling and Servicing Agreement, the Trustee shall have good title to the Home Equity Loans, free and clear of any pledge, lien, encumbrance or security interest.

               (xiv) With respect to the Home Equity Loans, the Seller hereby represents and warrants, as of the date hereof and as of the Closing Date or Subsequent Transfer Date, as applicable, that each Home Equity Loan constitutes a "qualified mortgage" within the meaning of Section 860(G)(a)(3) of the Code.

               (xv) The characteristics of the Initial Home Equity Loans as set forth on Exhibit 1 hereto are true and correct in all material respects.

               (xvi) Each Subsequent Home Equity Loan will comply with the requirements of Section 3.07(c) or Section 3.07(d), as applicable, of the Pooling and Servicing Agreement.

          SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE RESPONSIBLE PARTY RELATING TO THE HOME EQUITY LOANS.

          (a) REPRESENTATIONS AND WARRANTIES AS TO INDIVIDUAL HOME EQUITY LOANS. The "Responsible Party" is Long Beach with respect to the Initial Home Equity Loans it originated (other than with respect to the representations set forth in Section 5(b) of this Agreement) and the Seller with respect to the remaining Initial Home Equity Loans, with respect to the Initial Home Equity Loans originated by Long Beach and the representations set forth in Section 5(b)(viii), (xi), (xiii), (xiv) and (xv) of this Agreement and with respect to any Subsequent Home Equity Loans. The Responsible Party hereby represents and warrants to the Purchaser, that as to each Initial Home Equity Loan for which it is the Responsible Party, as of the Closing Date:

               (i) The information set forth on the related Schedule of Home Equity Loans with respect to each Home Equity Loan is true and correct in all material respects;

               (ii) Except as set forth on Exhibit 1, all payments due prior to the Initial Cut-Off Date have been made with respect to the Initial Home Equity Loans. Other than up to 1.00% of the Initial Home Equity Loans (based upon outstanding Loan Balance as of the Cut-Off Date) which are 30 days Delinquent, no Home Equity Loan is 30 days or more Delinquent as of the Cut-Off Date, none of the Home Equity Loans will have been Delinquent for more than one calendar month more than once since the origination thereof, and no Home Equity Loan has experienced a delinquency of 60 days or more in the payment of its first payment due;

               (iii) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Home Equity Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

               (iv) Immediately prior to the assignment of the Home Equity Loans to the Seller, Long Beach or WMC Mortgage Corp., as applicable (the "Originator") had good title to, and was the sole legal and beneficial owner of, each Home Equity Loan free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same;

               (v) To the best of the Responsible Party's knowledge, there is no delinquent tax or assessment lien against any Mortgaged Property;

               (vi) There is no valid offset, defense or counterclaim to any Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Note, nor will the operation of any of the terms of the Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (vii) To the best of the Responsible Party's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (xi) below;

               (viii) To the best of the Responsible Party's knowledge, each Mortgaged Property is free of material damage and is in average repair;

               (ix) Each Home Equity Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

               (x) Neither the Responsible Party nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Home Equity Loan may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of the Seller and the Purchaser and which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

               (xi) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and an adjustable rate mortgage endorsement in an amount at least equal to the Loan Balance of each Home Equity Loan as of the Cut-off Date or a commitment (binder) to issue the same was effective on the date of the origination of each Home Equity Loan, each such policy is valid and remains in full force and effect, the transfer of the related Home Equity Loan to the Seller, Purchaser and Trustee will not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to FNMA or FHLMC and in a form acceptable to FNMA or FHLMC, which policy insures the applicable Originator and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; to the best of the Responsible Party's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Responsible Party, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

               (xii) Each Home Equity Loan was originated by the applicable Originator or by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act and, if originated on behalf of the applicable Originator by a Person other than the applicable Originator, is subject to the same standards and procedures used by the applicable Originator in originating home equity loans directly;

               (xiii) With respect to each Home Equity Loan on each Adjustment Date, if any, the Coupon Rate will be adjusted to equal LIBOR plus the margin, rounded to the nearest 0.125%, subject to the periodic rate cap, the Maximum Rate and the Minimum Rate. Except for Balloon Loans, the related Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Home Equity Loan over its remaining term and to pay interest at the applicable Coupon Rate. No Home Equity Loan is subject to negative amortization. All rate adjustments have been performed in accordance with the terms of the related Note or subsequent modifications, if any.

               (xiv) To the best of the Responsible Party's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

               (xv) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

               (xvi) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

               (xvii) The Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with applicable laws. All parties to the Note and the Mortgage had legal capacity to execute the Note and the Mortgage and each Note and Mortgage have been duly and properly executed by such parties;

               (xviii) With the exception of the Hold-back Loans, the proceeds of each Home Equity Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Home Equity Loans were paid. A "Hold-back Loan" means a Home Equity Loan with respect to which a portion of the loan proceeds are held back from the Mortgagor until required repairs or improvements on the Mortgaged Property are completed. All proceeds not disbursed to the Mortgagor with respect to a Hold-back Loan have been held back and any disbursements made have been carried out in accordance with a written agreement between the Mortgagor and the applicable Originator and in accordance with applicable law. All such proceeds for each Hold-back Loan are held in an escrow account and are to be released in accordance with the applicable Originator's written agreement with the Mortgagor;

               (xix) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

               (xx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               (xxi) Each Note and each Mortgage is in substantially one of the forms attached hereto as Exhibit 2;

               (xxii) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the applicable Originator have been capitalized under the Mortgage or the related Note;

               (xxiii) The origination and underwriting practices used by the applicable Originator with respect to each Home Equity Loan have been in all respects legal, proper, prudent and customary in the mortgage servicing business;

               (xxiv) There is no pledged account or other security other than real estate securing the Mortgagor's obligations;

               (xxv) No Home Equity Loan has a shared appreciation feature, or other contingent interest feature;

               (xxvi) No Home Equity Loan provides for primary mortgage insurance;

               (xxvii) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Home Equity Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in clause (xxviii) below contain a standard mortgagee clause naming the applicable Originator or the original mortgagee, and its successors in interest, as mortgagee, and the Responsible Party has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

               (xxviii) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Home Equity Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

               (xxix) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Note; and Responsible Party has not waived any default, breach, violation or event of acceleration;

               (xxx) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of Responsible Party's knowledge, does not include cooperatives or mobile homes and does not constitute other than real property under state law; and the Mortgaged Property is either a fee simple estate or a long-term residential lease;

               (xxxi) If the Home Equity Loan is secured by a long term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

               (xxxii) Reserved.

               (xxxiii) There is no obligation on the part of the applicable Originator or any other party under the terms of the Mortgage or related Note to make payments in addition to those made by the Mortgagor;

               (xxxiv) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Schedule of Home Equity Loans. The consolidated principal amount does not exceed the original principal amount of the Home Equity Loan;

               (xxxv) Each Long Beach Loan was underwritten in accordance with Long Beach's underwriting guidelines as described in the Prospectus Supplement and each Home Equity Loan that is not a Long Beach Loan was underwritten in a manner that is materially consistent with the manner in which the Long Beach Loans were underwritten;

               (xxxvi) The File contains an appraisal which was performed by an appraiser who satisfied, and which was conducted in accordance with, all of the applicable requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended;

               (xxxvii) None of the Home Equity Loans is a graduated payment Home Equity Loan, nor is any Home Equity Loan subject to a temporary buydown or similar arrangement;

               (xxxviii) With respect to each Home Equity Loan, no loan junior in lien priority to such Home Equity Loan and secured by the related Mortgaged Property was originated by the applicable Originator at the time of origination of such Home Equity Loan;

               (xxxix) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Home Equity Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

               (xl) The applicable Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required under the Home Equity Loan;

               (xli) There is no proceeding pending, or to best of the Responsible Party's knowledge threatened, for the total or partial condemnation of the Mortgaged Property or the taking by eminent domain of any Mortgaged Property;

               (xlii) None of the Home Equity Loans are classified as "high cost" loans under Section 32 of the Home Ownership and Equity Protection Act of 1994;

               (xliii) With respect to any Home Equity Loan which is a Home Equity Loan originated in the State of Texas, any and all requirements of
Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Home Equity Loan have been complied with. Specifically, without limiting the generality of the foregoing,

          a. all fees paid by the owner of the Mortgaged Property or such owner's spouse, to any person, that were necessary to originate, evaluate, maintain, record, insure or service the Home Equity Loan are reflected in the closing statement for such Home Equity Loan;

          b. the Home Equity Loan was closed only at the office of the originating lender, an attorney at law, or a title company;

          c. the originating lender has not been found by a federal regulatory agency to have engaged in the practice of refusing to make loans because the applicants for the loans reside or the Mortgaged Property proposed to secure the loans is located in a certain area;

          d. the owner of the Mortgaged Property was not required to apply the proceeds of the Home Equity Loan to repay another debt except debt secured by the Mortgaged Property or debt to a lender other than the originating lender;

          e. the owner of the Mortgaged Property did not sign any documents or instruments relating to the Home Equity Loan in which blanks were left to be filled in; and

          f. if discussions between the originating lender and the borrower were conducted primarily in a language other than English, the originating lender provided to the owner of the Mortgaged Property, prior to closing, a copy of the notice required by Section 50(g), Article XVI of the Texas Constitution translated into the written language in which the discussions were conducted;

               (xliv) The Loan to Value Ratio for each Home Equity Loan was no greater than 90%, at the time of origination; and

               (xlv) The first date on which each Mortgagor must make a payment on the related Home Equity Loan is no later than August 1, 1999.

          SECTION 7. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION AND FOR BREACH OF REPRESENTATION AND WARRANTY.

          (a) The representations and warranties contained in Sections 5(b)(viii), (xi), (xiii), (xiv), (xv), (xvi) and 6 hereof shall not be impaired by any review and examination of Files or other documents evidencing or relating to the Home Equity Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of asset backed certificates evidencing an interest in all or a portion of the Home Equity Loans and the Certificate Insurer. With respect to the representations and warranties contained herein which are made to the knowledge or the best of knowledge of the Responsible Party, or as to which the Responsible Party has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Home Equity Loan or the interest therein of the Purchaser, the Purchaser's assignee, transferee or designee or the Certificate Insurer, then notwithstanding the lack of knowledge by the Responsible Party with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Responsible Party shall take such action described in the following paragraph in respect of such Home Equity Loan.

          Upon discovery by Long Beach, the Seller, the Certificate Insurer, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trustee's Pool Certification or otherwise), as part of, any File, of a breach of any of the representations and warranties contained in Section 5(a) or Section 6 hereof or of a First Payment Default with respect to any Home Equity Loan, that materially and adversely affects the value of any Home Equity Loan or the interest of the Certificate Insurer, the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering the breach shall give prompt written notice to the others. With respect to any Home Equity Loan for which Long Beach is the Responsible Party, within 60 days (or 90 days if Long Beach is attempting in good faith to cure the defect as determined by the Certificate Insurer in its sole discretion) of its discovery or its receipt of notice of any such missing documentation, which documentation was not previously transferred to the Seller, or materially defective documentation or any such breach of a representation and warranty in
Section 5(a) or Section 6 hereof, Long Beach promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event Long Beach has not delivered such missing document, such defect or breach has not been cured or with respect to the occurrence of a First Payment Default with respect to any such Home Equity Loan, Long Beach shall, within 60 days (or 90 days if Long Beach is attempting in good faith to cure the defect as determined by the Certificate Insurer in its sole discretion) of its discovery or receipt of notice, either (i) repurchase the affected Home Equity Loan at the Loan Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Home Equity Loan from the Trust and substitute one or more Qualified Substitute Home Equity Loans. With respect to (A) Home Equity Loans
(i) for which the Seller is the Responsible Party or (ii) for which Long Beach is the Responsible Party and the File is missing a material document that was transferred from Long Beach to the Seller or (B) a discovery by Long Beach, the Seller, the Certificate Insurer, the Purchaser or any assignee, transferee or designee of the Purchaser of a breach of any of the representations and warranties contained in Section 5(b)(viii), (xi), (xiii), (xiv), (xv) or (xvi) or with respect to a Home Equity Loan for which the Seller is the Responsible Party, Section 6 hereof that materially and adversely affects the value of any Home Equity Loan or the interest therein of the Certificate Insurer, the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the others. Within
(60) days (or 90 days if the Seller is attempting in good faith to cure defect as determined by the Certificate Insurer in its sole discretion) of its discovery or its receipt of notice of any such missing document or any such breach of a representation and warranty the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Seller has not delivered such missing document or such defect or breach has not been cured or with respect to the occurrence of a First Payment Default with respect to any such Home Equity Loan, the Seller shall, within 60 (or 90 days if the Seller is attempting in good faith to cure the defect as determined by Certificate Insurer in its sole discretion) days of its discovery or receipt of notice, either (i) repurchase the affected Home Equity Loan at the Loan Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Home Equity Loan from the Trust and substitute one or more Qualified Substitute Home Equity Loans. Long Beach or the Seller, as the case may be, shall amend the Closing Schedule or Subsequent Schedule, as applicable, to reflect the withdrawal of such Home Equity Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Home Equity Loan. Long Beach or the Seller, as the case may be, shall deliver to the Purchaser such amended Closing Schedule or Subsequent Schedule, as applicable, and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by deposit in the Principal and Interest Account of the amount of the Loan Purchase Price in accordance with Sections
3.04 and 3.06 as of the Pooling and Servicing Agreement. Any repurchase or substitution or delivery of documents required by this Section and Section 3.04,
Section 3.05, Section 3.06 and Section 3.09 of the Pooling and Servicing Agreement shall be made in a manner consistent with Section 3.04, Section 3.05,
Section 3.06 and Section 3.09 of the Pooling and Servicing Agreement.

          In addition, upon discovery by the Seller, the Purchaser, the Certificate Insurer, or any assignee, transferee or designee of the Purchaser that any Home Equity Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering the breach shall give prompt written notice within two Business Days to the others. Within 60 days (or 90 days if the Seller is attempting in good faith to cure the defect as determined by the Certificate Insurer in its sole discretion) of its discovery or its receipt of notice, the Seller promptly shall either (i) repurchase the affected Home Equity Loan at the Loan Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Home Equity Loan from the Trust and substitute one or more Qualified Substitute Home Equity Loans.

          (b) It is understood and agreed that the obligations of Long Beach or the Seller, as the case may be, set forth in this Section 7 to cure, repurchase or substitute for a defective Home Equity Loan constitute, except as provided in the Insurance Agreement the sole remedies of the Seller, the Purchaser and the Certificate Insurer against Long Beach and the Seller respecting a missing or defective document, a breach of the representations and warranties contained in
Section 5 or Section 6 hereof or with respect to the occurrence of a First Payment Default with respect to any Home Equity Loan.

          SECTION 8. CLOSING; PAYMENT FOR THE HOME EQUITY LOANS. The closing of the purchase and sale of the Home Equity Loans shall be held at the New York City office of Stroock & Stroock & Lavan LLP at 10:00 AM New York City time on the Closing Date.

          The closing shall be subject to each of the following conditions:

          (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          (b) All of the representations and warranties of Long Beach under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          (c) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

          (d) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Initial Home Equity Loans) required to be so delivered by the Purchaser pursuant to Section 3.05(b) of the Pooling and Servicing Agreement; and

          (e) All other terms and conditions of this Agreement shall have been complied with.

          Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Home Equity Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds.

          SECTION 9. CLOSING DOCUMENTS. Without limiting the generality of
Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

          (a) An Officers' Certificate of the Seller, dated the Closing Date, upon which Long Beach, the Purchaser, MBIA Insurance Corporation ("MBIA") and Credit Suisse First Boston Corporation (the "Underwriter") may rely, and attached thereto copies of the certificate of formation under the laws of Delaware;

          (b) An Opinion of Counsel of the Seller, dated the Closing Date and addressed to Long Beach, the Purchaser, MBIA, the Rating Agencies and the Underwriter;

          (c) An Officer's Certificate of Long Beach, dated the Closing Date, upon which the Seller, the Purchaser, MBIA, the Rating Agencies and the Underwriter may rely, in the form of Exhibit 6 hereto, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of Long Beach under the laws of Delaware;

          (d) An Opinion of Counsel of Long Beach, dated the Closing Date and addressed to the Seller, the Purchaser, MBIA, the Rating Agencies and the Underwriter, substantially in the form attached hereto as
               Exhibit 7;

          (e) Such opinions of counsel as the Rating Agencies, MBIA or the Trustee may request in connection with the sale of the Home Equity Loans by Long Beach to the Seller or by the Seller to the Purchaser or Long Beach's or Seller's execution and delivery of, or performance under, this Agreement;

          (f) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated July 9, 1999 agrees with the records of Long Beach;

          (g) Long Beach shall deliver to the Seller for inclusion in the Prospectus Supplement for Asset Backed Securities Corporation, Asset Backed Certificates, Series 1999-LB1, under the captions "The Servicer" and "Origination of the Home Equity Loans--Long Beach Home Equity Loans", or for inclusion in other offering material such publicly available information regarding Long Beach, its underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information and a computer tape with respect to the pool information;

          (h) Letters from at least two nationally recognized statistical rating agencies rating the Class A and Class A-IO Certificates in the highest rating category; and

          (i) Such further information, certificates, opinions and documents as the Purchaser, MBIA, the Rating Agencies or the Underwriter may reasonably request.

          SECTION 10. COSTS. The Responsible Party shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Home Equity Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and the fees for recording assignments of mortgage. Long Beach shall pay the fees and expenses of Long Beach's in-house accountants and in-house attorneys, the costs and expenses incurred in connection with producing Long Beach's loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e) hereof. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, prospectus supplement, the Insurance Agreement and other related documents, the initial fees, costs and expenses of the Trustee, the initial fees, costs and expenses of MBIA, the fees and expenses of the Seller's counsel in connection with the preparation of all documents relating to the securitization of the Home Equity Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of outside special counsel that may be required for Long Beach, the cost of obtaining the documents referred to in Section 9(g) hereof and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense. The Seller shall pay to the Trustee any amounts payable by it pursuant to Section 2.05 of the Pooling and Servicing Agreement.

          SECTION 11. SERVICING. The Seller has represented to the Purchaser that the Home Equity Loans are being serviced under the Servicing Agreement (the "Servicing Agreement") dated as of September 1, 1998 between the Seller and Long Beach, and it is understood and agreed by and among the Seller, Long Beach and the Purchaser that the interim servicing arrangements under the Servicing Agreement will be superseded by the servicing arrangements set forth in the Pooling and Servicing Agreement.

          SECTION 12. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Initial Home Equity Loans and on each Subsequent Transfer Date of the related Subsequent Home Equity Loans described on the Schedule of Home Equity Loans in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Home Equity Loan is unique and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Home Equity Loans on or before the Closing Date or Subsequent Transfer Date, as applicable. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Home Equity Loan and each document and instrument evidencing each such Home Equity Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Home Equity Loans in custody for the Purchaser, subject to the Purchaser's (i) right to reject any Home Equity Loan to the extent permitted by this Agreement, and (ii) obligation to deliver or cause to be delivered the consideration for the Home Equity Loans pursuant to Section 8 hereof. Any Home Equity Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the Home Equity Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Home Equity Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

          Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Home Equity Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 12 shall be deemed to have been released.

          SECTION 13. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, New York, New York 10010, Attention: Secretary, or such other address as may hereafter be furnished to the Seller and Long Beach in writing by the Purchaser; if to the Seller, addressed to the Seller at 11 Madison Avenue, New York, New York 10010,
Attention: Secretary, or to such other address as the Seller may designate in writing to the Purchaser and Long Beach; and if to Long Beach, addressed to Long Beach at 1100 Town and Country Road, Orange, California 92668, Attention: James
J. Sullivan, or to such other address as Long Beach may designate in writing to the Purchaser and the Seller.

          SECTION 14. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Home Equity Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 15. AGREEMENT OF PARTIES. Long Beach, the Seller and the Purchaser each agree to execute and deliver such instruments (including, without limitation, UCC financing statements and continuation statements) and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

          SECTION 16. SURVIVAL. (a) The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser and the Certificate Insurer, notwithstanding any investigation heretofore or hereafter made by the Purchaser or the Certificate Insurer or on either of their behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Home Equity Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust.

          (b) Long Beach agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Seller, the Purchaser and the Certificate Insurer, notwithstanding any investigation heretofore or hereafter made by the Seller, the Purchaser or the Certificate Insurer or on the behalf of any of them, and that the representations, warranties and agreements made by Long Beach herein or in any such certificate shall continue in full force and effect, notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust.

          SECTION 17. INDEMNIFICATION. (a) (i) Long Beach agrees to indemnify and hold harmless the Purchaser, each of its directors, each of its officers who have signed the Registration Statement on Form S-3, Registration Statement number 333-64351 (the "Registration Statement"), each person, if any, who controls the Purchaser within the meaning of the Securities Act of 1933, as amended (the "1933 Act") (each an "Indemnified Party"), against any and all losses, claims, damages or liabilities, joint and several, to which any Indemnified Party may become subject, under the 1933 Act or otherwise, and will reimburse each Indemnified Party for any legal or other expenses incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement dated July 9, 1999 (the "Prospectus Supplement"), as amended or supplemented, relating to the public offering of the Certificates, representing interests in the Home Equity Loans, or in any other offering document (the "Private Placement Memorandum") relating to the offering by the Purchaser or an affiliate thereof, of the Certificates, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Prospectus Supplement under the captions "The Servicer" and "Origination of the Home Equity Loans--Long Beach Home Equity Loans" (the "Long Beach Information") or (ii) errors in the pool information provided on the computer tape delivered by Long Beach to the Seller or the Purchaser (the "Pool Information"). Long Beach's liability under this Section 17 shall be in addition to any other liability Long Beach may otherwise have.

          (b) The Purchaser agrees to indemnify and hold harmless Long Beach, its officers and its directors, and each person who controls the Seller within the meaning of either the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, and will reimburse Long Beach and each such controlling person for any legal or other expenses reasonably incurred by such Long Beach and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Purchaser Information in the Prospectus Supplement, the Prospectus or any Purchaser Information in any Private Placement Memorandum, or in any revision or amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The "Purchaser Information" shall consist of all information in the Prospectus Supplement or any Private Placement Memorandum other than Long Beach Information or any statements derived from an inaccuracy in the Pool Information. The Purchaser's liability under this Section 17 shall be in addition to any other liability the Purchaser may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 17(a) or 17(b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Purchaser, in the case of parties indemnified pursuant to clause 17(a) and by Long Beach, in the case of parties indemnified pursuant to clause 17(b). The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

          (d) If the indemnification provided for in this Section 17 is unavailable to an indemnified party under Section 17(a) or 17(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Purchaser and Long Beach agree that it would not be just and equitable if contribution pursuant to Section 17 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 17(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 17 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 17, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) The indemnity and contribution agreements contained in this
Section 17 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser or any person controlling the Purchaser or by or on behalf of Long Beach and their respective directors or officers or any person controlling Long Beach, and
(iii) acceptance of and payment for any of the Certificates.

          SECTION 18. TERMINATION OF OBLIGATIONS. The Purchaser may terminate its obligations hereunder by notice to the Seller at any time before delivery of and payment of the purchase price for the Home Equity Loans and prior to the issuance of the Certificate Insurance Policies if: (i) any of the conditions set forth in Section 8 and 9 hereof are not satisfied when and as provided therein;
(ii) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or Long Beach, or for the winding up or liquidation of the affairs of the Seller or Long Beach; (iii) there shall have been the consent by the Seller or Long Beach to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or Long Beach or of or relating to substantially all of the Mortgaged Property of the Seller or Long Beach; (iv) any purchase and assumption agreement with respect to the Seller or substantially all of the assets and Mortgaged Properties of the Seller shall have been entered into; or (v) a Termination Event shall have occurred. The termination of the Purchaser's obligations hereunder shall not terminate the Purchaser's rights hereunder or its right to exercise any remedy available to it at law or inequity. A "Termination Event" means the existence of any one or more of the following conditions:

          (a) a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Securities and Exchange Commission; or

          (b) subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Certificates, by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act; or

          (c) subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, in the earnings, affairs, regulatory situation or business prospects of the Seller or Long Beach reasonably determined by the Purchaser to be material;

          (d) or subsequent to the date of this Agreement there shall have occurred any of the following: (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Long Beach on any exchange or in the over-the-counter market or a suspension or material limitation in trading in securities substantially similar to the Certificates; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Purchaser makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus Supplement.

          SECTION 19. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

          SECTION 20. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Certificate Insurer and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought and with the prior written consent of the Certificate Insurer. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          It is the express intent of the parties hereto that the conveyance of the Home Equity Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Home Equity Loans by the Seller to the Purchaser and not as a pledge of the Home Equity Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Home Equity Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Home Equity Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Home Equity Loans and all amounts payable to the holders of the Home Equity Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Principal and Interest Account whether in the form of cash, instruments, securities or other property;
(3) the possession by the Purchaser or its agent of Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Home Equity Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

          SECTION 21. THIRD PARTY BENEFICIARY. Each of the Certificate Insurer, the Trustee and R.V.I Guaranty Co., Ltd. shall be a third party beneficiary hereof and shall be entitled to enforce the provisions hereof as if a party hereto, except the provisions of Section 17. This provision shall not limit waiver, enforcement and consent powers that the Certificate Insurer has except as specifically agreed in a separate letter agreement between such parties or as otherwise agreed between the Certificate Insurer and R.V.I. Guaranty Co., Ltd. and the parties may perform in accordance with such powers.

          IN WITNESS WHEREOF, the Purchaser, the Seller and Long Beach have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                     CREDIT SUISSE FIRST BOSTON MORTGAGE
                                     CAPITAL LLC


                                     By: /s/ Fiachra O'Driscoll
                                         -------------------------
                                        Name:   Fiachra O'Driscoll
                                        Title:  Vice President



                                     ASSET BACKED SECURITIES CORPORATION


                                    By: /s/ Fiachra O'Driscoll
                                        --------------------------
                                        Name:   Fiachra O'Driscoll
                                        Title:  Vice President



                                    LONG BEACH MORTGAGE COMPANY


                                    By: /s/  Jeffrey A. Sorensen
                                        -----------------------------
                                        Name:   Jeffrey A. Sorensen
                                        Title:  Vice President

                                                                    EXHIBIT 1

          Pool Characteristics of the Initial Home Equity Loans as delivered on the Closing Date:

          All percentages set forth herein are based upon the aggregate unpaid principal balances of the Initial Home Equity Loans as of the Initial Cut-Off Date.

          (1) No Home Equity Loan had a Loan-to-Value Ratio at origination in excess of 90.000%;

          (2)  Reserved;

          (3) Each Mortgaged Property is located in one of the states of Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Washington D.C., West Virginia, Wisconsin and Wyoming;

          (4) None of the Home Equity Loans (measured by outstanding Loan Balance as of the Cut-Off Date) are secured by a leasehold estate;

          (5) No more than 4.00% of the Home Equity Loans (measured by outstanding Loan Balance as of the Cut-Off Date) are secured by condominium units; and all condominium Home Equity Loans have been originated on a form acceptable to FNMA or FHLMC with such riders as have been acceptable to FNMA or FHLMC, as the case may be;

          (6) No more than 3.22% of the Home Equity Loans (measured by outstanding Loan Balance as of the Cut-Off Date) are secured by two- to four-family dwellings. No more than .15% of the Home Equity Loans (measured by outstanding Loan Balance as of the Cut-Off Date) are secured by town houses. No more than 1.70% of the Home Equity Loans (measured by outstanding Loan Balance as of the Cut-Off Date) are secured by Manufactured Housing. No more than 6.55% of the Home Equity Loans (measured by outstanding Loan Balance as of the Cut-Off Date) are secured by dwelling units in PUDs. Approximately 83.50% of the Home Equity Loans (measured by outstanding Loan Balance as of the Cut-Off Date) are secured by one-family dwellings;

          (7) No Home Equity Loan had a principal balance in excess of $875,000 at origination;

          (8) Each Home Equity Loan was originated on or after September 1997 and each Home Equity Loan has a next Adjustment Date no later than April 2002;

          (9) On the basis of representations made by the Mortgagors in their loan applications, no more than 5.47% of the Home Equity Loans are secured by investor Mortgaged Properties and at least 93.83% of the owner-occupied Home Equity Loans are secured by owner-occupied Mortgaged Properties which are primary residences (in each case measured by outstanding Loan Balance as of the Cut-Off Date);

          (10) The Coupon Rates borne by the Home Equity Loans as of the Cut-Off Date ranged from 6.49% per annum to 14.25% per annum and the weighted average Coupon as of the Cut-Off Date was 9.74% per annum;

          (11) As of the Cut-Off Date, 23.47% of the Home Equity Loans were rate/term refinancings, 40.42% of the Home Equity Loans were cash out refinancings and 36.10% of the Home Equity Loans were made to purchase the related Mortgaged Properties, in each case measured by outstanding Loan Balance as of the Cut-Off Date;

          (12) The margins on the Home Equity Loans range from 4.00% to 10.90% and the weighted average Margin as of the Cut-Off Date was approximately 6.76%;

          (13) At least 74.33% of the Home Equity Loans (measured by outstanding Loan Balance as of the Cut-Off Date) were originated by Long Beach under Long Beach's "Full Documentation" Home Equity Loan program, no more than 6.17% of the Home Equity Loans (measured by outstanding Loan Balance as of the Cut-Off Date) were originated by Long Beach under Long Beach's "Fast Trac" Home Equity Loan program, and no more than 19.50% of the Home Equity Loans (measured by outstanding Loan Balance as of the Cut Off Date) were originated by Long Beach under Long Beach's "Stated Income Documentation" Home Equity Loan program;

          (14) With respect to Long Beach's underwriting risk categories, 56.15%, 14.01%, 12.84%, 11.07% and 5.94% of the Home Equity Loans
               constitute A- Risk Home Equity Loans, B Risk Home Equity Loans, B- Risk Home Equity Loans, C Risk Home Equity Loans and D Risk Home Equity Loans, respectively, in each case measured by outstanding Loan Balance as of the Cut-Off Date; and

          (15) Home Equity Loan exceptions referred to in Section 6(a)(ii) are set forth below:


                      None.

                                                                     EXHIBIT 2

                FORM OF MORTGAGE NOTE AND MORTGAGE/DEED OF TRUST


                             [NOT INCLUDED HEREIN]

                                                                    EXHIBIT 3

                                   [RESERVED]

                                                                    EXHIBIT 4
                                   [RESERVED]

                                                                   EXHIBIT 5

                                   [RESERVED]

                                                                   EXHIBIT 6

                [FORM OF OFFICER'S CERTIFICATE OF THE ORIGINATOR]

                           Long Beach Mortgage Company

                              Officer's Certificate


          I, ____________________________, hereby certify that I am the duly elected _____________________________________, of Long Beach Mortgage Company, a
Delaware corporation (the "Company"), and further certify, on behalf of the Company as follows:

          1. Attached hereto as Attachment I is a true and correct copy of the Certificate of Incorporation and By-laws of the Company as in full force and effect on the date hereof. No event has occurred since ________________ which has affected the good standing of the Company under the laws of the State of Delaware

          2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

          3. Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") dated as of June 1, 1999 among the Company, Credit Suisse First Boston Mortgage Capital LLC and Asset Backed Securities Corporation (the "Purchaser"), or (b) any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement dated as of June 1, 1999 among Purchaser, the Company and The Chase Manhattan Bank (the "Pooling Agreement") was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

          4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Company on , 1999 (the "Resolutions") with respect to the transactions contemplated by the Mortgage Loan Purchase Agreement and the Pooling Agreement; said Resolutions have not been amended or modified, annulled or revoked and are in full force and effect on the date hereof.

          5. All of the representations and warranties of the Company contained in the Mortgage Loan Purchase Agreement are true and correct in all material respects as of the Closing Date, and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Mortgage Loan Purchase Agreement.

          6. The Company has performed all of its duties and has satisfied all of the material conditions on its part to be performed or satisfied prior to the Closing Date.

          All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Pooling Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:  July 21, 1999

         (Seal)                            LONG BEACH MORTGAGE COMPANY


                                           By:
                                               -----------------------------
                                           Name:
                                           Title:


          I, ________________________________, [Assistant] Secretary of Loan
Beach Mortgage Company, hereby certify that _____________________________________ is the duly elected, qualified and acting
______________________________________________ of Long Beach Mortgage Company
and that the signature appearing above is his genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  July 21, 1999
                                            LONG BEACH MORTGAGE COMPANY


                                            By:
                                                ----------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT 7

                 [FORM OF OPINION OF COUNSEL TO THE ORIGINATOR]

TO:  Addressees on Schedule A


                                                          July 21, 1999


                  Re:    Asset Backed Securities Corporation
                         ASSET BACKED CERTIFICATES' SERIES 1999-LB1

Ladies and Gentlemen:

          I am General Counsel of Long Beach Mortgage Company (the "Company") and have acted as counsel to the Company in connection with the servicing by the Company of residential first lien Home Equity Loans pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among Asset Backed Securities Corporation, as depositor (the "Purchaser"), the Company, and The Chase Manhattan Bank, as trustee (the "Trustee"), relating to the issuance and sale by the Purchaser of Asset Backed Certificates, Series 1999-LB1 (the "Certificates"). In connection with the sale and servicing of the Home Equity Loans, the Company has entered into the Servicer Insurance Agreement, dated as of ________ __, 1999, between MBIA Insurance Corporation ("MBIA") and the Company (the "Insurance Agreement"), the Master Loan Purchase Agreement , dated as of September 1, 1998 between the Company and the Seller (the "Master Agreement") and the Mortgage Loan Purchase Agreement , dated as of June 1, 1999, among the Purchaser, the Company and Credit Suisse First Boston Mortgage Capital LLC (the "Mortgage Loan Purchase Agreement"); the Mortgage Loan Purchase Agreement, the Master Agreement, the Insurance Agreement and the Pooling and Servicing Agreement, the "Agreements"). Capitalized terms not defined herein have the meanings set forth in the Agreements.

          As such counsel, I have examined original or reproduced or certified copies of the certificate of incorporation and bylaws of the Company, as amended to date, records of actions taken by the Board of Directors of the Company and copies of the Agreements, the Prospectus Supplement, dated July 9, 1999 (the "Prospectus Supplement"), to the Prospectus, dated December 17, 1998, relating to the Offered Certificates. I have also examined such other documents, papers, statutes and authorities as I deem necessary as a basis for the opinions hereinafter set forth. In all such examinations made by me in connection with this opinion, I have assumed the genuineness of all signatures and the completeness and authenticity of all records and all documents submitted to me as copies thereof. As to various matters of fact relevant to the opinions hereinafter expressed, I have relied upon the representations and warranties contained in the Agreements and statements and certificates of officers and representatives of the Company. As to matters in Paragraph 5 below with respect to which I opine based on my knowledge, I have relied solely upon inquiries made to and responses received from officers and representatives of the Company and the documents furnished to me by representatives of the Company, which documents such representatives have informed me include the only material indentures, agreements and instruments to which the Company is a party or by which it or any of its properties or assets are bound.

          In addition to the foregoing, I have assumed that, if the Trustee, the Company or any Certificateholder seeks to enforce any of their respective rights under the Agreements, they will do so only in good faith and only in circumstances and in a manner in which it is commercially reasonable to do so.

          In addition to rendering legal advice and assistance to the Company in the course of the negotiation and preparation of the Agreements, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, I also participated in conferences with representatives of the Purchaser and the Company's independent certified public accountants, at which the contents of the Prospectus Supplement and related matters were discussed and revised. I have not, however, except with respect to matters expressly covered by this opinion, independently verified the accuracy, completeness or fairness of the statements contained in the Prospectus Supplement, and, due to the limitations inherent in the information available to me and the nature and extent of my participation in such conferences, I am unable to assume, and I do not assume, any responsibility for the accuracy, completeness or fairness of such statements.

          I express no opinion except as to (i) United States federal law and
(ii) the laws of the State of California.

          Based upon and subject to the foregoing, I am of the opinion that:

          1. The Company is duly authorized and qualified to transact any and all business contemplated by the Agreements in any state in which a Mortgaged Property securing a Home Equity Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure the enforceability of each Home Equity Loan and the servicing of the Home Equity Loans in accordance with the terms of the Pooling and Servicing Agreement.

          2. The Company has the power to engage in the transactions contemplated by each and all of the Agreements and has all requisite power, authority and legal right to execute and deliver the Agreements and any other documents delivered in connection therewith and to perform and observe the terms and conditions of such instruments.

          3. Each of the Agreements has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general equity principles regardless of whether such enforcement is considered in a proceeding in equity or at law.

          4. No consent, approval, authorization, license, permit or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, any or all of the Agreements or the consummation of the transactions contemplated by the Agreements.

          5. The execution and delivery of the Agreements by the Company, the servicing of the Home Equity Loans by the Company, the consummation of any other of the transactions contemplated by the Agreements and the fulfillment of or compliance with the terms of the Agreements are in the ordinary course of business of the Company and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Company or (B) materially conflict with, result in a material breach, violation or acceleration of or result in a material default under the terms of any other material agreement or instrument of which I have knowledge, after due inquiry, to which the Company is a party or by which it may be bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company; and the Company is not a party to, bound by or in material breach or violation of any material indenture or other material agreement or instrument of which I have knowledge, after due inquiry, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the best of my knowledge, will in the future materially and adversely affect, (x) the ability of the Company to perform its obligations under the Agreements or (y) the business, operations, financial condition, properties or assets of the Company taken as a whole.

          6. To the best of my knowledge, after due inquiry, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, the Certificates or the Home Equity Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform its obligations under the terms of the Agreements.

          7. Based upon my participation, nothing has come to my attention that has caused me to believe that the information contained in the Prospectus Supplement in the Summary under the subheading "The Home Equity Loans" and under the captions "The Servicer" and "Origination of The Home Equity Loans - Long Beach Home Equity Loans" (but excluding the financial statements, the schedules and other financial and statistical data included therein as to which I express no opinion) includes an untrue statement of a material fact, or omits to state a material fact as of the date hereof, necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          This opinion is solely for the benefit of the addressees hereof, and may not be relied upon in any manner by any other person or entity.

                                       Respectfully submitted,

                                   SCHEDULE A



Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard and Poor's Rating Services, a division
  of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041-0003

Duff & Phelps Credit Rating Co.
55 East Monroe
Chicago, Illinois 60603

Asset Backed Securities Corporation
Credit Suisse First Boston Mortgage Capital LLC
Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10010

MBIA Insurance Corporation
113 King Street
Armonk, New York  10504

Long Beach Mortgage Company
1100 Town & Country Road
Orange, California 92868

The Chase Manhattan Bank
450 West 33rd Street
New York, New York  10001-2697

R.V.I. Guaranty Co., Ltd.
20 Reid Street, 3rd Floor
Williams House
Hamilton HM HX, Bermuda

                                                                    Exhibit 8

                          SCHEDULE OF HOME EQUITY LOANS


                             [NOT INCLUDED HEREIN]

                                                                  Exhibit 9

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

          SUBSEQUENT TRANSFER AGREEMENT, dated __________, 199_ (the "Subsequent Transfer Date"), among Asset Backed Securities Corporation, a Delaware corporation (the "Purchaser"), Long Beach Mortgage Company, a Delaware corporation (the "Long Beach") and Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company (the "Seller").

                                   WITNESSETH:

          WHEREAS, the Mortgage Loan Purchase Agreement, dated June 1, 1999 (the "Mortgage Loan Purchase Agreement"), among the Seller, Long Beach and the Purchaser contemplated the sale of Subsequent Home Equity Loans to the Purchaser by the Seller; and

          WHEREAS, the parties desire to consummate the purchase and sale of the Subsequent Home Equity Loans identified on the related Schedule of Home Equity Loans;

          NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. For the consideration set forth in Paragraph 2 below, the Seller does hereby sell, transfer, convey and assign to the Purchaser, without recourse as to payment and without any representations or warranties express or implied except as set forth in Paragraph 3 and Paragraph 4 hereof, and the Purchaser does hereby purchase and acquire from the Seller, all right, title and interest of the Seller in and to each Subsequent Home Equity Loan identified in the Schedule of Home Equity Loans delivered by the Seller on the Subsequent Transfer Date, including its Loan Balance, all items constituting a part of the Trust with respect to the Subsequent Home Equity Loans and all collections in respect of such Subsequent Home Equity Loans due after the first day of the month of the Subsequent Transfer Date (the "Subsequent Cut-Off Date"). The transfer by the Seller of the Subsequent Home Equity Loans set forth on the Schedule of Home Equity Loans to the Purchaser is absolute and is intended by all parties hereto to be treated as a sale by the Seller.

          2. The cash consideration for the Subsequent Home Equity Loans sold hereby shall be $__________, and representing the aggregate outstanding principal balance of the Subsequent Home Equity Loans added to the Trust, as of the Subsequent Cut-Off Date.

          3. The Seller hereby makes the representations and warranties set forth in Sections 5(b)(viii), (xi), (xiii), (xiv), (xv) and (xvi) and 6 of the Mortgage Loan Purchase Agreement as of the Subsequent Transfer Date with respect to the Subsequent Home Equity Loans being conveyed hereby except that references in said Sections 5(b)(viii), (xi), (xiii), (xiv), (xv) and (xvi) and 6 to Initial Home Equity Loans, the Closing Date and the Cut-Off Date shall refer to the applicable Subsequent Home Equity Loans, Subsequent Transfer Date and Subsequent Cut-Off Date, respectively.

          4. The Seller hereby represents that (a) it is solvent, will not be rendered insolvent as a result of the sale of the Subsequent Home Equity Loans sold pursuant to this Subsequent Transfer Agreement and is not aware of any pending insolvency and (b) all of the conditions precedent to the transfer accomplished hereby set forth in Section 1(c) of the Mortgage Loan Purchase Agreement and Section 3.07 of the Pooling and Servicing Agreement have been satisfied.

          5. Long Beach and the Seller acknowledge and agree that the Purchaser intends to assign the Purchaser's rights hereunder to the Trustee pursuant to the Pooling and Servicing Agreement. Long Beach and the Seller hereby consent to such assignment and agree that the Trustee, as ultimate assignee, may enforce the rights of the Purchaser hereunder directly against Long Beach and the Seller for the benefit of the Certificateholders and the Certificate Insurer and that the Certificate Insurer may enforce such rights directly.

          6. This Subsequent Transfer Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

          7. This Subsequent Transfer Agreement may be signed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

          8. Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Mortgage Loan Purchase Agreement.

          9. The Certificate Insurer shall be a third-party beneficiary of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first above written.

                                             CREDIT SUISSE FIRST BOSTON MORTGAGE
                                             CAPITAL LLC


                                             By:_______________________________
                                                 Name:
                                                 Title:

                                             ASSET BACKED SECURITIES CORPORATION


                                             By:_______________________________
                                                 Name:
                                                 Title:

                                             LONG BEACH MORTGAGE COMPANY


                                             By:_______________________________
                                                 Name:
                                                 Title: